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Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned hereby certifies that the Form 10-Q Quarterly Report of Mandalay Resort Group (the "Company") for the quarterly period ended July 31, 2002 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 16, 2002
/s/ GLENN SCHAEFFER Glenn Schaeffer, President, Chief Financial Officer and Treasurer of Mandalay Resort Group

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  Exhibit 99.2